EXHIBIT 99.1

      Digital River Reports Preliminary Q2 Financial Results and
                   Revised Full Year 2007 Guidance

       Authorizes $200 million share repurchase program; expands
                      relationship with Microsoft

    MINNEAPOLIS--(BUSINESS WIRE)--June 27, 2007--Digital River, Inc. (NASDAQ:DRIV), a leading provider of global e-commerce solutions, today announced preliminary second quarter 2007 revenue of approximately $78 million, versus $71.3 million reported in the second quarter of 2006. The Company previously provided second quarter revenue guidance of $85 million.

    Preliminary Second Quarter 2007 Earnings Results

    Second quarter 2007 GAAP diluted net income per share is expected to range from $0.31 to $0.32, compared to GAAP diluted net income per share of $0.30, recorded in the second quarter of 2006. The Company previously provided GAAP diluted net income per share guidance of $0.39.

    Second quarter 2007 non-GAAP diluted net income per share is expected to range from $0.38 to $0.39, compared to non-GAAP diluted net income per share of $0.41, recorded in the second quarter of 2006. The Company previously provided non-GAAP diluted net income per share guidance of $0.46.

    The Company's second quarter results are preliminary. The results are subject to the Company's management and independent auditor completing their customary quarterly closing and review procedures.

    "Several factors contributed to what historically has been a seasonally soft quarter for the Company," said Joel Ronning, Digital River's CEO. "Some of the incremental business we were expecting from several key clients continued to unfold slower than anticipated. Two of these delays were related to the transition of Symantec's global subscription business to Digital River and the anticipated ramp of business from Microsoft.

    "Despite these delays, we remain very confident in the long-term value of these client relationships and our ability to expand our margins by delivering additional products and services. We remain committed to providing the highest level of service to our clients - the type that fosters and strengthens lasting partnerships."

    Today, Digital River announced it has expanded its relationship with Microsoft. Within the coming months, Digital River expects to launch its full suite of marketForce(TM) strategic marketing programs to support the sale of Microsoft's 2007 Office system products. In addition, Digital River anticipates launching Symantec's global subscription business in the second half of 2007.

    "Considering these recent developments, we believe we are in a stronger position to capitalize on deeper margin opportunities and drive future revenue for clients and our Company," Ronning said.

    Share Repurchase Program

    The Company also announced that its board of directors has authorized an expanded share repurchase program to buy back up to $200 million in the Company's common stock. The shares may be repurchased in the open market or in privately negotiated transactions. This new program supersedes and replaces the $50 million share repurchase program that the Company adopted in 2005. As of March 31, 2007, $36.9 million of that repurchase authorization remained.

    Share repurchases will be from time-to-time at the Company's discretion, based on ongoing assessments of the capital needs of the business, the market price of its common stock and general market conditions. No time limit was set for completion of the repurchase program.

    Revised Full Year 2007 Guidance

    Digital River's revised forward-looking guidance for the full year ending December 31, 2007, is expected to be as follows:

    -- Revenue of approximately $345 million; compared to the Company's previous guidance of $380 million;

    -- GAAP diluted net income per share of approximately $1.58 - $1.62, including stock-based compensation expense of $14.2 million. This compared to the Company's previous guidance of $1.86, including stock-based compensation expense of $14.1 million; and

    -- Non-GAAP diluted net income per share of approximately $1.85 - $1.89, compared to the Company's previous guidance of $2.14.

    Company to Host Conference Call Today

    The Company will host a conference call today, Wednesday, June 27th at 5:00 p.m. Eastern Daylight Time to discuss its preliminary second quarter fiscal 2007 results and guidance for the remainder of 2007. The call will feature remarks by Joel Ronning, chief executive officer, and Tom Donnelly, chief financial officer.

    A live webcast of Digital River's conference call can be accessed on the Investor Relations section of its corporate Web site. Alternatively, a live broadcast of the call may be heard by using conference ID # 3909472 and dialing (800) 289-0572 inside the United States or Canada, or by calling (913) 981-5543 from international locations. A webcast replay of the call will be archived on Digital River's corporate Web site.

    Final Second Quarter 2007 Results Conference Call

    The Company plans to host a conference call to release its final financial results for second quarter fiscal 2007 after the close of regular market trading on Thursday, July 26, 2007, at 4:45 p.m.
Eastern Daylight Time.

    A live webcast of Digital River's earnings conference call can be accessed on the Investor Relations section of its corporate Web site. Alternatively, a live broadcast of the call may be heard by using conference ID # 9684572 and dialing (888) 802-2278 inside the United States or Canada, or by calling (913) 312-1264 from international locations. A webcast replay of the call will be archived on Digital River's corporate Web site.

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited)



Non-GAAP Guidance Reconciliation
                                          Q2 - 2007       Q2 - 2007
                                        Results - Low  Results - High
                                        -------------- ---------------
Expected GAAP net income per share -
 diluted                                        $0.31           $0.32
Add back amortization of acquisition-
 related costs                                   0.04            0.04
Add back stock-based compensation
 expense                                         0.08            0.08
Tax variability                                 (0.04)          (0.04)
Deduct impact of contingent convertible
 notes                                          (0.01)          (0.01)
                                        -------------- ---------------
Expected non-GAAP diluted net income
 per share                                      $0.38           $0.39
                                        ============== ===============



                                           FY-2007         FY-2007
                                        Guidance - Low Guidance - High
                                        -------------- ---------------

Expected GAAP net income per share -
 diluted                                        $1.58           $1.62
Add back amortization of acquisition-
 related costs                                   0.15            0.15
Add back stock-based compensation
 expense                                         0.31            0.31
Tax variability                                 (0.15)          (0.15)
Deduct impact of contingent convertible
 notes                                          (0.04)          (0.04)
                                        -------------- ---------------
Expected non-GAAP diluted net income
 per share                                      $1.85           $1.89
                                        ============== ===============

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements regarding the Company's anticipated future growth, including future financial performance, as well as statements containing the words "anticipates," "believes," "plans," "will," "preliminary" or "expects" and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; potential consequences surrounding findings of our internal investigation, investigation by a committee of our independent directors and informal SEC inquiry into our stock option granting practices; any potential civil litigation relating to our stock option granting practices; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River's most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

    The forward-looking statements regarding second quarter and full year 2007 reflect Digital River's expectations as of June 27, 2007. Results may be materially affected by many factors, such as changes in global economic conditions and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates, and that no additional intangible assets are recorded. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

    Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

    CONTACT: Digital River, Inc.
             Investor Relations:
             Tom Donnelly, 952-253-8661
             Chief Financial Officer
             investorrelations@digitalriver.com
             or
             Media Relations Contact:
             Gerri Dyrek, 952-253-8396
             Director, Public Relations
             gdyrek@digitalriver.com